UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 8, 2005
WHEELING-PITTSBURGH CORPORATION
(Exact name of registrant as specified in its charter)
Commission File Number 000-50300

Delaware (State of incorporation)	55-0309927 (IRS Employer Identification No.)

1134 Market Street, Wheeling, WV (Address of principal executive offices)	26003 (Zip Code)
Registrant’s telephone number, including area code: (304) 234-2400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On November 4, 2005, the Board of Directors of Wheeling-Pittsburgh Corporation (the “Company”) approved an increase in the base salary of two of its executive officers. The base salary of Donald E. Keaton, Vice President, Steel Manufacturing and Procurement of Wheeling-Pittsburgh Steel Corporation (“WPSC”), and the base salary of Steven W. Sorvold, Vice President, Commercial of WPSC and Chief Operating Officer of Wheeling Corrugating Company, a division of WPSC, were each increased to $230,000 per year. The other terms and conditions of Mr. Keaton’s and Mr. Sorvold’s employment are those set forth in each of their respective Amended and Restated Retention Agreement, effective as of February 16, 2005.
Item 2.02 Results of Operations and Financial Condition
On November 8, 2005, Wheeling-Pittsburgh Corporation issued a press release announcing its financial results for the quarter ended September 30, 2005. The full text of the press release, together with unaudited financial statements, is furnished herewith as Exhibit 99.1.
In accordance with General Instructions B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits.

Exhibit No.
99.1	Press release issued by Wheeling-Pittsburgh Corporation dated November 8, 2005.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELING-PITTSBURGH CORPORATION
By:	/s/ Paul J. Mooney
Paul J. Mooney
Executive Vice President and Chief Financial Officer

Dated: November 8, 2005